Exhibit 10.2

FIRST AMENDMENT
TO AGREEMENT BETWEEN TULLY’S COFFEE AND GUARANTORS
RE KENT CENTRAL FINANCING

THIS FIRST AMENDMENT is entered into as of March 7, 2003, between TULLY’S COFFEE CORPORATION, a Washington corporation (the “Company”) and MARC EVANGER (“Evanger”); RON NEUBAUER (“Neubauer”); KEVIN FORTUN (“Fortun”); TOM O’KEEFE (“O’Keefe”); RICHARD PADDEN (“Padden”); GEORGE HUBMAN (“Hubman”) and LARRY HOOD (“Hood”) (individually, a “Guarantor,” and collectively, the “Guarantors”).

RECITALS

A.                                   The Company and the Guarantors are parties to that certain Agreement Between Tully’s Coffee Corporation and Guarantors re Kent Central Financing dated October 29, 2002 (the “Agreement”), pursuant to which the Company and the Guarantors have agreed to certain terms and conditions related to certain Guaranty Agreements (each a “Guaranty” and, collectively, the “Guaranties”) that each of the Guarantors has delivered to Kent Central, LLC (“Lender”) in connection with a loan facility (the “Loan Facility”) entered into between Lender and the Company.

B.                                     Subject to the terms and conditions contained in this First Amendment, the Company and the Guarantors now wish to amend certain of the terms and conditions contained in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises herein contained, the parties hereto agree as follows:

1.                                      Definitions.    Capitalized terms used herein and not otherwise defined shall have the meaning given in the Agreement.

2.                                      Amendments.

2.1                               New Section 5.                The Agreement is hereby amended to add a new Section 5 of the Agreement reading as follows:

5.                                      Covenant Not to Enter into Any Agreement Involving a Material Change to the License or Supply Agreements with TCJ or UCC.    The Company shall not, without the prior written consent of all of the Guarantors, enter into any agreement or arrangement that involves a Material Change (as defined below) with respect to the terms and conditions contained in any of the existing License and Supply Agreements (collectively, the “License and Supply Agreements”) between the Company and (i) FOODX Globe Co. (“TCJ”),  (ii) UCC Ueshima Coffee Co. Ltd. (“UCC”), or (iii) any of TCJ or UCC’s subsidiaries or affiliates.

As used herein, the term “Material Change” shall mean a permanent or temporary amendment, modification or change to the terms and conditions of one or more of the License and Supply Agreements which changes any of the material terms and conditions of any of the License and Supply Agreements in exchange for (x) a cash payment not currently provided for in the License and Supply Agreements, or (y) an acceleration of any payments of royalties, fees or other sums due from either UCC or TCJ to the Company under any of the License and Supply Agreements.  The term “Material Change” shall not apply to any modification or change to the terms and conditions of one or more of the License and Supply Agreements which occur in the ordinary course of business.

2.2                               Renumbering.                  The existing Section 5 of the Agreement entitled “Grant of a Security Interest” shall be renumbered to become Section 6.  All Sections thereafter shall be renumbered sequentially.  All internal cross-referencing between Sections shall be renumbered accordingly.

3.                                      No Further Amendment.  Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.

4.                                      Miscellaneous.

4.1                               Entire Agreement.  This Amendment comprises the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

4.2                               Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

4.3                               Governing Law.  This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Washington.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the day and year first written above.

GUARANTORS:

/s/ Marc Evanger
Marc Evanger

/s/ Ron Neubauer
Ron Neubauer

/s/ Richard Padden
Richard Padden

/s/ Larry Hood
Larry Hood

/s/ George Hubman
George Hubman

/s/ Tom O’Keefe
Tom O’Keefe

/s/ Kevin Fortun
Kevin Fortun

TULLY’S COFFEE CORPORATION:

/s/ Anthony J. Gioia
Anthony J. Gioia, Its President and CEO